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                                                                       Exhibit 1

                            JOINT FILING AGREEMENT
                            ----------------------

          In connection with the beneficial ownership of shares of common stock, no par value, of Churchill Downs Incorporated, Duchossois Industries, Inc., an Illinois corporation, and Richard L. Duchossois hereby agree to the joint filing on behalf of such persons of all filings, including the filing of a Schedule 13D and all amendments thereto under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), required under the Exchange Act pursuant to which joint filing statements are permitted.

          IN WITNESS WHEREOF, the undersigned have caused this Joint Filing Agreement to be executed as of June 30, 2000.

                                        DUCHOSSOIS INDUSTRIES, INC.


                                        By: /s/ Richard L. Duchossois
                                            -----------------------------
                                            Name:  Richard L. Duchossois
                                             Title:  Chairman



                                        /s/ Richard L. Duchossois
                                        ---------------------------------
                                        Richard L. Duchossois